*Effective January 1, 2009*

William Penn Bank, FSB

Levittown, Pennsylvania

DIRECTORS CONSULTATION AND RETIREMENT PLAN

As Amended and Restated

WHEREAS, William Penn Bank, Levittown, Pennsylvania (the “Bank”) has previously implemented the William Penn Bank Directors Consultation and Retirement Plan (the “Plan”), as amended and restated effective January 1, 2009, and

WHEREAS, the Bank wishes to make certain clarifications and revisions to the Plan with respect to retirement benefits to be provided thereunder.

NOW THEREFORE, BE IT RESOLVED that the Plan shall be revised, amended and restated, effective January 1, 2009, as follows:

ARTICLE I

DEFINITIONS

The following words and phrases as used herein shall, for the purpose of the Plan and any subsequent amendment thereof, have the following meanings unless a different meaning is plainly required by the content:

“Bank” means William Penn Bank, FSB, Levittown, Pennsylvania, or any successor thereto.

“Beneficiary” shall mean the Participant’s surviving spouse, if any, or a designated beneficiary, or the Participant’s estate, in descending order of priority.

“Board” means the Board of Directors of the Bank, as constituted from time to time, and successors thereto.

“Change in Control” shall mean: (i) a change in ownership of the Bank or the Company under paragraph (a) below, or (ii) a change in effective control of the Bank or the Company under paragraph (b) below, or (iii) a change in the ownership of a substantial portion of the assets of the Bank or the Company under paragraph (c) below:

(a)       CHANGE IN THE OWNERSHIP OF THE BANK OR THE COMPANY. A change in the ownership of the Bank or the Company shall occur on the date that any one person, or more than one person acting as a group (as defined in paragraph (b)), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation (within the meaning of paragraph (b) below). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This paragraph (a) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction.

(b)       CHANGE IN THE EFFECTIVE CONTROL OF THE BANK OR THE COMPANY. A change in the effective control of the Bank or the Company shall occur on the date that either (i) any one person, or more than one person acting as a group (as determined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 30 percent or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this paragraph (b)(ii), the term corporation refers solely to a corporation for which no other corporation is a majority shareholder. In the absence of an event described in paragraph (i) or (ii), a change in the effective control of a corporation will not have occurred. If any one person, or more than one person acting as a group, is considered to effectively control a corporation (within the meaning of this paragraph (b)), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation (or to cause a change in the ownership of the corporation within the meaning of paragraph (a)). Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(c)       CHANGE IN THE OWNERSHIP OF A SUBSTANTIAL PORTION OF THE BANK’S OR THE COMPANY’S ASSETS. A change in the ownership of a substantial portion of the Bank’s assets shall occur on the date that any one person, or more than one person acting as a group (as determined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer.

(d)       Each of the sub-paragraphs (a) through (c) above shall be construed and interpreted consistent with the requirements of Section 409A of the Code and any Treasury regulations or other guidance issued thereunder. However, a change in control shall not be deemed to have occurred as a result of a holding company reorganization of the Bank and simultaneous acquisition of more than

50% of the Bank’s stock (following the Bank’s conversion to stock form) by a parent savings and loan holding company or bank holding company.

“Code” means the Internal Revenue Code of 1986, as amended, and regulations and guidance promulgated thereunder.

“Committee” means the Board or the administrative committee as appointed by the Board pursuant to Section 6.11 herein.

“Company” means William Penn Bancorp, Inc.

“Director” means a member of the Board of Directors of the Bank, including service as an Advisory Director.

“Disability” means total and permanent disability within the meaning of the Social Security Act.

“Effective Date” means March 18, 1998 with respect to the initial effective date of the Plan and January 1, 2009 with respect to the effective date of this amendment and restatement of the Plan.

“Participant” means a Director serving on or after the Effective Date and electing to participate in the Plan. A Director’s participation in the Plan shall continue as long as he or she fulfills all the requirements for participation subject to the right of termination, amendment, and modification of the Plan set forth herein.

“Plan” means the William Penn Bank, FSB Directors Consultation and Retirement Plan as set forth herein, and as may be amended from time to time by the Board.

“Retirement Benefit Amount” means the benefit payable under the Plan in accordance Section 2.4 herein.

“Retirement Date” means the date of termination of service as a Director following a Participant’s completion of not less than ten (10) years of service as a Director. Upon death or Disability, a Director shall be deemed to have terminated service as of such date.

“Service” means all years of service as a Director of the Bank and all predecessor (or successor) entities of the Bank. Years of service as a Director need not be continuous. All years of service prior to the Effective Date shall be recognized for benefits determination. Years of service while a full-time employee of the Bank shall not be recognized for purposes of the Plan.

“Trust” shall mean any trust agreement entered into on behalf of the Plan by the Bank for the purpose of holding assets of the Bank in order to promote the efficient administration of the Plan.

ARTICLE II

BENEFITS

2.1       Retirement. Upon a Participant’s termination from service as a Director on or after his or her Retirement Date, the Bank shall pay to the Participant the Retirement Benefit Amount, as described and in the amount set forth at Article II, Section 2.4. Payment of such Retirement Benefit Amount shall begin on the first business day of the calendar month immediately following a Participant’s Retirement Date, or such later date as specified in the agreement contained at Schedule A hereto and approved by the Committee; provided that any such later date requested shall be requested in writing not less than one year prior to the Retirement Date and such commencement date shall be not earlier than five years from the Retirement Date. The payments will continue to be paid on the first business day of each subsequent calendar month until all scheduled payments are made to the Participant. Except as provided at Article II, Sections 2.2, 2.3, and 2.5 herein, upon a Participant’s termination from service as a Director of the Bank prior to his or her Retirement Date, the Bank shall have no financial obligations to the Participant under the Plan.

2.2	Change in Control.

a.

Benefits payable to a Participant that has terminated from service as a Director prior to the date of a Change in Control of the Bank shall nevertheless remain payable thereafter without regard to such Change in Control. However, upon a Change in Control, all future benefits payable pursuant to Sections 2.1, 2.2, 2.3, and 2.5 of the Plan, shall be payable immediately in a lump sum payment equal to the present value of all future benefits payable to such Participant. The interest rate in effect for a one (1) year U.S. Treasury Note on the date of the lump sum payment shall be used for purposes of calculating the present value of amounts payable in accordance with Section 2.4.

b.

A Participant that has not terminated from service as a Director prior to the date of Change in Control of the Bank shall, as of the date of a Change in Control, be presumed to have completed not less than fifteen (15) years of service as of such date of the Change in Control, and such Participant shall be eligible to receive the Retirement Benefit Amount set forth herein at Article II, Section 2.4 immediately upon termination of service as a Director following the date of a Change in Control without regard to the actual years of service of such Participant, if less than that provided herein. Such Retirement Benefit Amount shall be paid in the form of a lump sum payment equal to the present value of the Retirement Benefit Amount payable under Section 2.4 discounted as provided at Section 2.2(a). Payment of the lump sum amount shall be made to the Participant as of the date of the Participant’s Termination of Service occurring on or after a Change in Control.

2.3       Total and Permanent Disability. In the event of the Disability of a Participant, such Participant will be paid the Retirement Benefit Amount specified at Article II, Section 2.4; commencing as soon as administratively feasible following certification of such Disability, provided that such Participant shall have attained the Retirement Date. For purposes of benefits accrual, such Participant’s years of service shall be determined based upon the date of certification of his or her Disability; provided that no benefits shall be payable hereunder if such Participant shall have completed less than ten (10) years of service as of the date of such Disability. Payment of such benefits shall begin on the first business day of the calendar month immediately following the Bank’s receipt of a certification of such Participant’s Disability.

2.4       Level of Benefit Payments. A Participant who retires as a Director on or after his or her Retirement Date and who enters into an agreement with the Bank to be a consulting director of the Bank (in a form similar to that contained at Schedule A hereto) shall receive the Retirement Benefit Amount for a period of up to sixty (60) monthly payments as follows:

a.

The Retirement Benefit Amount shall be equal to the product of: (i) the Retirement Benefit Percentage specified at Section 2.4(b), and (ii) the Monthly Retirement Benefit specified at Section 2.4(c) herein.

b.	The Retirement Benefit Percentage for a Participant shall be determined as follows:

Years of Service as of the Retirement Date	Retirement Benefit Percentage

less than 10 years	0%
10 but less than 15 years	50%
15 or more years	100%

c.	The Monthly Retirement Benefit shall be calculated as the greater of:
(i)	$900 per month , or
(ii)	the aggregate compensation paid to the Participant during the 60 calendar months prior to the Retirement Date divided by 60, exclusive of committee meeting fees.

  Notwithstanding the foregoing, a Participant who retires as a Director on or after July 1, 2008, shall receive the Retirement     Benefit Amount for a period of 120 monthly payments.

2.5       Payment Upon Death of Participant. Upon the death of a Participant who is receiving benefit payments under the Plan prior to his or her death, the remaining number of benefit payments to be made under the Plan (if any) shall be paid to the Beneficiary after the Participant’s death without any reduction in benefits payable to such Beneficiary. Upon the death of a Participant who is not receiving benefit payments under the Plan prior to his or her death who as such date of death otherwise meets the requirements set forth at Section 2.1, the Bank shall pay to the Beneficiary a benefit equal to the Retirement Benefit Amount determined in accordance with Section 2.4. If a Beneficiary dies after the Participant but prior to receiving all payments under the Plan, then the remaining payments will continue to be paid to the Beneficiary’s estate in the form of a lump-sum payment, discounted using the interest rate in effect for a one (1) year U.S. Treasury Note on the date of the lump sum payments payable within 60 days of the date of death of the Participant.

2.6       Notice of Retirement. A director electing to participate in the Plan shall deliver written notice (“Notice”) to the Board not less than thirty (30) days prior to the actual Retirement Date that such Director elects to participate in the Plan. Such Notice, in a form similar to that contained at Schedule A hereto, shall specify the date of such retirement from the Board as a Director and the Participant’s availability as a Consulting Director. A Participant who terminates service as a Director upon death, Disability, or a Change in Control shall not be required to deliver such Notice in order to be entitled to receive benefits under the Plan.

2.7	Section 409A Compliance.

a.

Notwithstanding anything herein to the contrary, the Committee shall make reasonable efforts to administer the Plan and make benefit payments hereunder in a manner that is not deemed to be contrary to the requirements set forth at Section 409A of the Code and regulations and notices promulgated thereunder such that any payments made would result in the requirement for the recipient of such payments to pay additional interest and taxes to be imposed in accordance with Section 409A(a)(1)(B) of the Code; provided, however, neither the Bank, nor the Committee shall have any responsibility to a Participant or Beneficiary with respect to any tax liabilities that may be applicable to any payments made by the Plan.

b.

If any provision of the Plan shall be determined to be inconsistent with the requirements of Section 409A of the Code, then, the Plan shall be construed, to the maximum extent possible, to give effect to such provision in a manner consistent with Section 409A of the Code, and if such construction is not possible, as if such provision had never been included.

c.

Delay of Payment Commencement to Specified Employees. Notwithstanding any provision in the Plan to the contrary, if a Participant is a Specified Employee, such Participant’s benefit payments shall become first payable to him or her as of the first day of the seventh month next following his or her Retirement Date, or other termination of service, if and only if such payments, if made earlier, would result in the recipient of such payments to pay additional interest and taxes to be imposed in accordance with Section 409A(a)(1)(B) of the Code; provide that such payment delay shall not be required in the event of the death of a

Participant. “Specified Employee” shall mean a key employee who, at any time during the plan year, is (i) an officer of the Bank having an annual compensation greater than $150,000 (as indexed), (ii) a 5-percent owner of Company, or (iii) a 1-percent owner of the Company having an annual compensation from the Bank greater than $150,000; provided, however, that this subparagraph shall only be effective if the stock of the Company or a parent corporation is publicly traded as set forth at Section 409A(a)(2)(B)(i).

d.	“Termination of Service” means that the Participation ceases service with the Bank for any reason whatsoever other than by reason of death, Disability, or a leave of absence, which is approved by the Bank. “Termination of Service” shall have the same meaning as “separation from service”, as that phrase is defined in Section 409A of the Code (taking into account all rules and presumptions provided for in the Section 409A regulations).

e.	De Minimus Lump Sum Payment.

Notwithstanding the foregoing, the Bank may, in its sole discretion, commence pay-out of a Participant’s Retirement Benefit Amount at any time, provided that such pay-out amount shall be in an amount equal to not less than the lump sum value of such Retirement Benefit Amount determined on the date of such pay-out; provided that such pay-out (1) accompanies the termination of the Participant’s entire interest under the Plan and all similar arrangements that constitute a nonaccount balance plan under Regulations at Section 1.409A-1(c)(2) applicable to Section 409A of the Code; and (2) the payment is not greater than the applicable dollar amount under Code Section 402(g)(1)(B).

2.8       No 280G Payments. Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Participant by the Bank or the Company shall be deemed an “excess parachute payment” in accordance with Code 280G and regulations promulgated thereunder and subject the Participant to the excise tax provided at Section 4999(a) of the Code.

ARTICLE III

TRUST/NON-FUNDED STATUS OF PLAN

3.1       Trust/Non-Funded Status of Plan. Except as may be specifically provided, nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Bank and the Participant or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Bank. No person other than the Bank shall by virtue of the provisions of this Plan have any interest in such funds. The Bank shall not be under any obligation to use such funds solely to provide benefits hereunder, and no representations have been made to any Participant that such funds can or will be used only to provide benefits hereunder. To the extent that any person acquires a right to receive payments from the Bank under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Bank.

In order to facilitate the accumulation of funds necessary to meet the costs of the Bank under this Plan (including the provision of funds necessary to pay premiums with respect to any life insurance policies purchased pursuant to Article III, and to pay benefits to the extent that the cash value and/or proceeds of any insurance policies are not adequate to make payments to a Participant when such payments shall become due under the Plan), the Bank may enter into a Trust Agreement. The Bank, in its discretion, may elect to place any life insurance policies purchased pursuant to Article III into a Trust. In addition, the Board may (in its sole discretion) place in said Trust such additional amounts as it deems appropriate from time to time. To the extent that the assets of said Trust and/or the proceeds of any life insurance policy purchased pursuant to Article III are not sufficient to pay benefits accrued under this Plan, such payments shall be made from the general assets of the Bank.

ARTICLE IV

VESTING

4.1       Vesting. All benefits under this Plan are deemed non-vested and forfeitable prior to a Participant meeting the requirements set forth at Sections 2.1, 2.2, 2.3 and 2.5 herein. All benefits payable hereunder shall be deemed 100% vested and non-forfeitable by the Participant upon his or her meeting the requirements set forth at Sections 2.1, 2.2, 2.3 or 2.5 herein. No benefits shall be deemed payable hereunder for any period prior to the time that such benefits shall be deemed 100% vested and non-forfeitable.

ARTICLE V

TERMINATION OF BENEFITS

5.1       Termination of Benefits Rights. All the rights of a Participant shall terminate immediately upon the Participant ceasing to be in the active service of the Bank prior to the time that benefits payable under the Plan shall be deemed to be 100% vested and non-forfeitable in accordance with Article V. A leave of absence approved by the Board shall not constitute a cessation of service within the meaning of this Section 4.1.

ARTICLE VI

GENERAL PROVISIONS

6.1       Other Benefits. Nothing in this Plan shall diminish or impair a Participant’s eligibility, participation or benefit entitlement under any other benefit, insurance or compensation plan or agreement of the Bank now or hereinafter in effect.

6.2       No Effect on Employment or Service. This Plan shall not be deemed to give any Participant or other person in the employ or service of the Bank any right to be retained in the employment or service of the Bank, or to interfere with the right of the Bank to terminate any Participant or such other person at any time and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan.

6.3       Legally Binding. The rights, privileges, benefits and obligations under this Plan are intended to be legal obligations of the Bank and binding upon the Bank, its successors and assigns.

6.4       Modification. The Bank, by action of the Board of Directors, reserves the exclusive right to amend, modify, or terminate this Plan. Any such termination, modification or amendment shall not terminate or diminish any rights or benefits accrued by any Participant prior thereto without regard to whether such rights or benefits shall be deemed vested as of such date. The Bank shall give thirty (30) days notice in writing to any Participant prior to the effective date of any amendment, modification or termination of this Plan.

Upon a termination of the Plan, the Participant may receive a lump sum payment immediately paid to the Participant (without regard to any actual Termination of Service) or designated beneficiary, provided, however, any such distributions to be made in accordance with this Section 6.4 shall comply with the requirements and limitation under Section 409A of the Code, including that such lump-sum distribution shall only be made: (1) within thirty (30) days before, or twelve (12) months after a change in the ownership or effective control of the Bank or the Company, or change in the ownership of a substantial portion of the assets of the Bank or the Company as described in Section 409A(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Plan and further provided that all of the Bank’s arrangements which are substantially similar to the Plan are terminated so the Participant and all participants under similar arrangements shall receive all amounts of deferred compensation under such terminated agreements within twelve (12) months of the termination of the arrangements; (2) Upon the Bank’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or (3) Upon the Bank’s termination of this and all other non-account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Bank does not adopt any new non-account balance plans for a minimum of three (3) years following the date of such termination.

6.5       Arbitration. Any controversy or claim arising out of or relating to the Plan or the breach thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration hearing to be held at the offices of the American Arbitration Association (“AAA”) nearest to the home office of the Bank, unless otherwise mutually agreed to by the Participant and the Bank, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

6.6       Limitation. No rights of any Participant are assignable by any Participant, in whole or in part, either by voluntary or involuntary act or by operation of law. The rights of a Participant hereunder are not subject to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or garnishment by creditors of the Participant. Further, a Participant’s rights under the Plan are not subject to the debts, contracts, liabilities, engagements, or torts of any Participant. No Participant shall have any right under this Plan or right against any assets held or acquired pursuant thereto other than the rights of a general, unsecured creditor of the Bank pursuant to the unsecured promise of the Bank to pay the benefits accrued hereunder in accordance with the terms of this Plan. The Bank has no obligation under this Plan to fund or otherwise secure its obligations to render payments hereunder to a Participant. No Participant shall have any discretion in the use, disposition, or investment of any asset acquired or set aside by the Bank to provide benefits under this Plan.

6.7       ERISA and IRC Disclaimer. It is intended that the Plan be neither an “employee welfare benefit plan” nor an “employee pension benefit plan” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Further, it is intended that the Plan will not cause the interest of a Participant under the Plan to be includable in the gross income of such Participant prior to the actual receipt of a payment under the Plan for purposes of the Internal Revenue Code of 1986, as amended (“IRC”).

6.8	Regulatory Matters.

a.

The Participant shall have no right to receive compensation or other benefits in accordance with the Plan for any period after termination of service for Just Cause. Termination for “Just Cause” shall include termination because of the Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Plan.

b.

Notwithstanding anything herein to the contrary, any payments made to a Participant pursuant to the Plan shall be subject to and conditioned upon compliance with 12 USC ‘1828(k) and any regulations promulgated thereunder.

6.9       Incompetency. If the Bank shall find that any person to whom any payment is payable under the Plan is deemed unable to care for his or her personal affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine in its sole discretion. Any such payments shall constitute a complete discharge of the liabilities of the Bank under the Plan.

6.10     Construction. The Committee shall have full power and authority to interpret, construe and administer this Plan and the Committee’s interpretations and construction thereof, and actions thereunder, shall be binding and conclusive on all persons for all purposes. Directors of the Bank shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful, gross misconduct or lack of good faith.

6.11     Plan Administration. The Board shall administer the Plan; provided, however, that the Board may appoint an administrative committee (i.e., the Committee) to provide administrative services or perform duties required by this Plan. The Committee shall have only the authority granted to it by the Board.

6.12     Governing Law. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, except to the extent that federal law shall be deemed to apply.

6.13     Successors and Assigns. The Plan shall be binding upon any successor or successors of the Bank, and unless clearly inapplicable, reference herein to the Bank shall be deemed to include any successor or successors of the Bank.

6.14     Sole Agreement. The Plan expresses, embodies, and supersedes all previous agreements, understandings, and commitments, whether written or oral, between the Bank and any Participants hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Bank has caused the Plan to be executed by its duly authorized officer.

William Penn Bank, FSB

December 3, 2008	By:	/s/ Charles Corcoran
Date	Title:	President

December 3, 2008		/s/ Terry L. Sager
Date		Witness

SCHEDULE A

William Penn Bank, FSB

Levittown, Pennsylvania

DIRECTORS’ CONSULTATION AND RETIREMENT PLAN

NOTICE OF RETIREMENT AND PARTICIPATION

WHEREAS, the Board of Directors of William Penn Bank, FSB, Levittown, Pennsylvania (“Bank”) has previously adopted the William Penn Bank, FSB Directors( Consultation and Retirement Plan (“Plan”); and

WHEREAS, upon retirement as a Director, I am eligible to elect to participate in the Plan.

My signature below hereby evidences my request to the Bank of my election to participate in the Plan, as follows:

1.	This election to participate in the Plan is being delivered to the Bank effective ________________;

2.	I hereby resign as a director of the Bank as of _____________________ (“Retirement Date”);

3.

Upon retirement from the Board as of the Retirement Date, I shall be appointed as a Consulting Director to the Bank and shall be available to advise the Bank from time to time on business and community relations matters as may be requested;

4.	As a Consulting Director, I will not have any specific duties or responsibilities, except as may be specifically requested from time to time by the Board;

5.	Compensation as a Consulting Director shall be as specified at Article II of the Plan as a consulting retainer and retirement benefit;

6.	Any benefits payable in accordance with the Plan shall upon my death be payable to my Beneficiary without any reduction in the benefit amount remaining to be paid.

7.	I hereby acknowledge that benefit payments shall commence as of the first business day of the calendar month immediately following my Retirement Date.

8.	I understand that the above listed items constitute the only benefits that shall be delivered to me as a Participant in the Plan as further detailed in the Plan.

Entered into on such date as noted below:

Accepted:
	Retiring Director	Date

Accepted:
	For the Bank	Date